Exhibit 99.1

ALBUQUERQUE, N.M.
October 30, 2026

TXNM Energy Reports Third Quarter 2026 Results

•2026 third quarter GAAP earnings of $1.50 per diluted share
•2026 third quarter ongoing earnings of $1.62 per diluted share

TXNM Energy (In millions, except EPS)

	Q3 2026	Q3 2025	YTD 2026	YTD 2025
GAAP net earnings attributable to TXNM Energy	$163.4	$130.7	$238.4	$161.2
GAAP diluted EPS	$1.50	$1.22	$2.15	$1.63
Ongoing net earnings	$184.8	$142.8	$272.7	$185.5
Ongoing diluted EPS	$1.62	$1.33	$2.42	$1.87

TXNM Energy (NYSE: TXNM) today reported 2026 third quarter results. As previously announced, TXNM Energy does not plan to issue earnings guidance during pendency of the proposed transaction with Blackstone Infrastructure.

“During a prolonged summer of record-breaking heat, both PNM and TNMP reached new system peaks, demonstrating the critical role our infrastructure plays during periods of extreme demand,” said Don Tarry, TXNM Energy President and CEO. “We are acutely aware of the impact of higher energy use on our customers, and we remain focused on strengthening reliability while managing costs responsibly for our customers.”

TRANSACTION UPDATE
On May 19, 2025, TXNM Energy announced an agreement under which affiliates of Blackstone Infrastructure will acquire the outstanding common stock of TXNM Energy for $61.25 per share.

Shareholders approved the proposed transaction on August 28, 2025. In February 2026, approval was received from the Federal Energy Regulatory Commission and the Public Utility Commission of Texas ("PUCT") approved a unanimous settlement agreement on the proposed transaction. Clearance has been received from the Federal Communications Commission and the waiting period under the Hart-Scott-Rodino Act has expired without any objections or concerns having been raised. On August 21, 2026, approval was received from the Nuclear Regulatory Commission. Approval continues to be pursued from the New Mexico Public Regulation Commission ("NMPRC").

On October 16, 2026, the NMPRC accepted TXNM Energy and Blackstone Infrastructure's amended application for approval of the transaction, which includes increased benefits to customers including rate credits, additional contributions to the PNM Good Neighbor Fund and workforce development programs across local communities. On October 27, 2026, the NMPRC hearing examiners published a revised procedural schedule with evidentiary hearings scheduled for January 19 through February 1, 2027.

TXNM Energy anticipates that the closing of the acquisition will occur in the first half of 2027, subject to the satisfaction or waiver of the remaining customary closing conditions, including among other things, receipt of approval from the NMPRC.

REGULATORY UPDATE
On September 1, 2026, Texas-New Mexico Power Company ("TNMP") filed its first single Unified Tracker Mechanism ("UTM") application with the PUCT. The UTM application consolidates and includes updates to TNMP’s Distribution Cost Recovery Factor ("DCRF"), interim Transmission Cost of Service ("TCOS"), and Transmission Cost Recovery Factor for the period from July 1, 2025 through June 30, 2026. The UTM application requests total incremental increases of $77.9 million and $27.0 million in DCRF and TCOS revenue requirements, including revenues recorded under Texas House Bill 5247.

On September 1, 2026, Public Service Company of New Mexico ("PNM") filed its 2026 Integrated Resource Plan ("IRP") with the NMPRC, covering the 2026-2045 planning period. The 2026 IRP outlines PNM's long-term strategy to maintain reliability and affordability while meeting New Mexico's clean energy requirements, addressing significant projected load growth, transmission needs, and changing market conditions.

On October 1, 2026, PNM filed its 2026 Distribution System Plan (the “2026 DSP”) with the NMPRC. The 2026 DSP establishes a forward looking framework for maintaining a safe, reliable, resilient, and affordable distribution system while responding to load growth, electrification, distributed energy resources, and grid modernization. The 2026 DSP identifies emerging system needs and investments to support detailed engineering studies, project prioritization, and budgeting.

On October 30, 2026, PNM expects to file an application with the NMPRC for approval of a Certificate of Convenience and Necessity for a new 345 kV transmission line, existing station expansions, determination for a new right-of-way, and reconstruction of portions of an existing 115 kV line at an estimated cost of $595 million. This project aims to strengthen PNM's east to west transmission system and supports resources identified in PNM's 2029-2032 Resource Portfolio Application filed on May 29, 2026.

SEGMENT REPORTING OF 2026 THIRD QUARTER EARNINGS

•PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•TNMP – an electric transmission and distribution utility in Texas.

•Corporate and Other – reflects the TXNM Energy holding company and other subsidiaries.

EPS Results by Segment

	GAAP Diluted EPS		Ongoing Diluted EPS
	Q32026	Q3 2025	Q3 2026	Q3 2025
PNM	$1.17	$0.95	$1.24	$0.98
TNMP	$0.50	$0.38	$0.50	$0.46
Corporate and Other	($0.17)	($0.11)	($0.12)	($0.11)

Consolidated TXNM Energy	$1.50	$1.22	$1.62	$1.33

Net changes to GAAP and ongoing earnings in the third quarter of 2026 compared to the third quarter of 2025 include:

•PNM: Rate relief from the approved 2025 Rate Request, higher retail load and higher transmission revenues were partially offset by higher O&M, higher depreciation and property tax associated with new capital investments and lower realized gains on investment securities.

•TNMP: Rate relief from the approved base rate review, rate recovery through the DCRF and TCOS rate mechanisms, and higher revenues recorded under Texas House Bill 5247 were partially offset by higher depreciation, property tax and interest expense associated with new capital investments.

•Corporate and Other: Higher interest expense due to higher debt balances decreased earnings.

GAAP and ongoing earnings per share were reduced in the third quarter of 2026 by shares issued in August 2025 and in March and May 2026. In addition, GAAP earnings in the third quarter of 2026 included $14.7 million of net unrealized losses on investment securities compared to $2.1 million in the third quarter of 2025. GAAP earnings in the third quarter of 2026 also included $9.3 million of costs related to the planned acquisition compared to $14.0 million in the third quarter of 2025.

Background:
TXNM Energy (NYSE: TXNM), an energy holding company based in Albuquerque, New Mexico, delivers energy to more than 800,000 homes and businesses across Texas and New Mexico through its regulated utilities, TNMP and PNM. For more information, visit the company's website at www.TXNMEnergy.com.

CONTACTS:
Analysts                        Media
Lisa Goodman                        Corporate Communications
(505) 241-2160                    (505) 241-2743

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this press release that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally include statements regarding the potential issuance of common stock by TXNM Energy and the potential transaction between TXNM Energy and Blackstone Infrastructure, including any statements regarding the expected timetable for completing the potential transaction, the ability to complete the potential transaction, the expected benefits of the potential transaction, projected financial information, future opportunities, and any other statements regarding TXNM Energy’s and Blackstone Infrastructure’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. Neither Blackstone Infrastructure nor TXNM Energy assumes any obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, TXNM Energy caution readers not to place undue reliance on these statements. TXNM Energy’s business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see TXNM Energy’s Form 10-K and Form 10-Q filings and the information filed on TXNM Energy’s Forms 8-K with the Securities and Exchange Commission (the “SEC”), which factors are specifically incorporated by reference herein and the risks and uncertainties related to the proposed transaction with Blackstone Infrastructure, including, but not limited to: the expected timing and likelihood of completion of the pending transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending transaction that could reduce anticipated benefits or cause the parties to abandon the transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement, including in circumstances requiring the Company to pay a termination fee, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, the outcome of legal proceedings that may be instituted against TXNM Energy, its directors and others related to the proposed transaction, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of TXNM Energy to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally, the amount of costs, fees, charges or expenses resulting from the proposed transaction, and the risk that the price of TXNM Energy’s common stock may fluctuate during the pendency of the proposed transaction and may decline significantly if the proposed transaction is not completed. Other unpredictable or unknown factors not discussed in this communication could also have material adverse effects on forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer to sell nor a solicitation of an offer to purchase shares of TXNM Energy common stock or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance, which are not being issued during the pendency of the proposed transaction with Blackstone Infrastructure, to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings without unreasonable effort, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-4.

TXNM Energy, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Unaudited)

	PNM	TNMP	Corporate and Other	TXNM Consolidated
	(in thousands)
Three Months Ended September 30, 2026
GAAP Net Earnings (Loss) Attributable to TXNM	$126,939	$54,029	$(17,539)	$163,429
Adjusting items before income tax effects:
Net change in unrealized (gains) losses on investment securities2a	14,728	—	—	14,728
Rate Request settlement2b	—	774	—	774
Pension expense related to previously disposed of gas distribution business2c	(124)	—	—	(124)
Process improvement initiatives2d	748	142	—	890
Merger related costs2e	918	3,599	4,744	9,261
Total adjustments before income tax effects	16,270	4,515	4,744	25,529
Income tax impact of above adjustments[1]	(4,132)	(948)	(1,205)	(6,285)
Timing of statutory and effective tax rates on non-recurring items[4]	2,388	78	(365)	2,101
Total income tax impacts[3]	(1,744)	(870)	(1,570)	(4,184)
Adjusting items, net of income taxes	14,526	3,645	3,174	21,345
Ongoing Earnings (Loss)	$141,465	$57,674	$(14,365)	$184,774

Nine Months Ended September 30, 2026
GAAP Net Earnings (Loss) Attributable to TXNM	$156,823	$124,653	$(43,046)	$238,430
Adjusting items before income tax effects:
Net change in unrealized (gains) losses on investment securities2a	15,524	—	—	15,524
Rate Request settlement2b		774		774
Pension expense related to previously disposed of gas distribution business2c	996	—	—	996
Process improvement initiatives2d	1,910	218	—	2,128
Merger related costs2e	3,336	11,078	7,699	22,113
Total adjustments before income tax effects	21,766	12,070	7,699	41,535
Income tax impact of above adjustments[1]	(5,529)	(2,535)	(1,955)	(10,019)
Timing of statutory and effective tax rates on non-recurring items[4]	2,708	(131)	213	2,790
Total income tax impacts[3]	(2,821)	(2,666)	(1,742)	(7,229)
Adjusting items, net of income taxes	18,945	9,404	5,957	34,306
Ongoing Earnings (Loss)	$175,768	$134,057	$(37,089)	$272,736

[1] Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statements of Earnings as follows:
[a] Changes in "Gains (losses) on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increases in "Administrative and general"
[c] Changes in "Other (deductions)"
[d] Increases in "Administrative and general" of $0.7 million and $1.9 million for the three and nine months ended September 30, 2026 at PNM and increases of $0.1 million and $0.2 million for the three and nine months ended September 30, 2026 at TNMP

[e] Increases in "Administrative and general" of $0.9 million and $3.3 million at PNM for the three and nine months ended September 30 2026; Increases in "Administrative and general" of less than $0.1 million and $0.1 million, in "Interest expense" zero and an increase of $6.2 million and decreases in "Alternative revenue" of $3.6 million and $4.7 million at TNMP for the three and nine months ended September 30, 2026; and Increases in "Administrative and general" at Corporate and Other of $1.7 million and $4.6 million and in "Interest expense" of $3.1 million for the three and nine months ended September 30, 2026

[3] Increases (decreases) in "Income Taxes (Benefits)"
[4] Income tax timing impacts resulting from differences between the statutory rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 22.7% for TXNM, and the GAAP anticipated effective tax rates of 12.3% for PNM, 20.2% for TNMP, and 14.7% for TXNM, which will reverse by year end

TXNM Energy, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings
(Unaudited)

	PNM	TNMP	Corporate and Other	TXNM Consolidated
	(in thousands)
Three Months Ended September 30, 2025
GAAP Net Earnings (Loss) Attributable to TXNM	$102,429	$41,130	$(12,849)	$130,710
Adjusting items before income tax effects:
Net change in unrealized (gains) losses on investment securities2a	2,061	—	—	2,061
Pension expense related to previously disposed of gas distribution business2c	784	—	—	784
Regulatory disallowances2d	(731)	—	—	(731)
Process improvement initiatives2e	132	—	1	133
Merger related costs2f	926	10,332	2,729	13,987
Total adjustments before income tax effects	3,172	10,332	2,730	16,234
Income tax impact of above adjustments[1]	(805)	(2,170)	(694)	(3,669)
Timing of statutory and effective tax rates on non-recurring items[4]	319	(10)	(754)	(445)
Total income tax impacts[3]	(486)	(2,180)	(1,448)	(4,114)
Adjusting items, net of income taxes	2,686	8,152	1,282	12,120
Ongoing Earnings (Loss)	$105,115	$49,282	$(11,567)	$142,830

Nine Months Ended September 30, 2025
GAAP Net Earnings (Loss) Attributable to TXNM	$127,736	$84,381	$(50,908)	$161,209
Adjusting items before income tax effects:
Net change in unrealized (gains) losses on investment securities2a	(6,322)	—	—	(6,322)
Rate Request settlement2b	1,500	—	—	1,500
Pension expense related to previously disposed of gas distribution business2c	2,352	—	—	2,352
Regulatory disallowances2d	(731)	—	—	(731)
Process improvement initiatives2e	592	—	156	748
Merger related costs2f	926	17,103	17,093	35,122
Total adjustments before income tax effects	(1,683)	17,103	17,249	32,669
Income tax impact of above adjustments[1]	428	(3,592)	(4,381)	(7,545)
Timing of statutory and effective tax rates on non-recurring items[4]	(1,349)	15	460	(874)
Total income tax impacts[3]	(921)	(3,577)	(3,921)	(8,419)
Adjusting items, net of income taxes	(2,604)	13,526	13,328	24,250
Ongoing Earnings (Loss)	$125,132	$97,907	$(37,580)	$185,459

[1] Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statements of Earnings as follows:
[a] Changes in "Gains on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increases in "Administrative and general"
[c] Increases in "Other (deductions)"
[d] Decreases in "Regulatory disallowances"
[e] Increases in "Energy production costs" of less than $0.1 million and $0.2 million, in "Transmission and distribution costs" of less than $0.1 million and $0.1 million, and in "Administrative and general" of $0.1 million and $0.2 million for the three and nine months ended September 30, 2025 at PNM and increase of $0.2 million in "Administrative and general" at Corporate and Other for the nine months ended September 30, 2025

[f] Increases in "Administrative and general" of $0.9 million and $0.9 million at PNM for the three and nine months ended September 30, 2025; Increases in "Administrative and general" of $0.7 million and $0.9 million and increases in "Interest charges" of $9.6 million and $16.2 million at TNMP for the three and nine months ended September 30, 2025; Increases in "Administrative and general" at Corporate and Other of $2.7 million and $17.1 million for the three and nine months ended September 30, 2025

[3] Increases (decreases) in "Income Taxes (Benefits)"
[4] Income tax timing impacts resulting from differences between the statutory rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 22.7% for TXNM, and the GAAP anticipated effective tax rates of 9.6% for PNM, 20.4% for TNMP, and 13.0% for TXNM, which will reverse by year end

TXNM Energy, Inc. and Subsidiaries
Schedule 3
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Unaudited)

	PNM	TNMP	Corporate and Other	TXNM Consolidated
	(per diluted share)
Three Months Ended September 30, 2026
GAAP Net Earnings (Loss) Attributable to TXNM	$1.17	$0.50	$(0.17)	$1.50
Adjusting items, net of income tax effects:
Net change in unrealized (gains) losses on investment securities	0.10	—	—	0.10
Merger related costs	0.01	0.03	0.04	0.08
Timing of statutory and effective tax rates on non-recurring items	0.02	—	—	0.02
Total Adjustments	0.13	0.03	0.04	0.20
Dilutive impact related to cancelled and reissued common stock[1]	(0.06)	(0.03)	0.01	(0.08)
Ongoing Earnings (Loss)	$1.24	$0.50	$(0.12)	$1.62
Average Diluted Shares Outstanding: 108,755,087
Ongoing Average Diluted Shares Outstanding: 114,059,435

Nine Months Ended September 30, 2026
GAAP Net Earnings (Loss) Attributable to TXNM	$1.41	$1.12	$(0.38)	$2.15
Adjusting items, net of income tax effects:
Net change in unrealized (gains) losses on investment securities	0.10	—	—	0.10
Rate Request settlement	—	0.01	—	0.01
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Process improvement initiatives	0.01	—	—	0.01
Merger related costs	0.03	0.08	0.05	0.16
Timing of statutory and effective tax rates on non-recurring items	0.02	—	—	0.02
Total Adjustments	0.17	0.09	0.05	0.31
Dilutive impact related to cancelled and reissued common stock[1]	(0.02)	(0.02)	—	(0.04)
Ongoing Earnings (Loss)	$1.56	$1.19	$(0.33)	$2.42
Average Diluted Shares Outstanding: 110,935,721
Ongoing Average Diluted Shares Outstanding: 112,723,267

[1] Ongoing Earnings per diluted share is adjusted for the dilutive impacts of the cancellation of 8,000,000 shares of TXNM common stock aggregating $400.0 million until the subsequent issuance of 7,079,646 shares of TXNM common stock aggregating $400.0 million in the three and nine months ended September 30, 2026

TXNM Energy, Inc. and Subsidiaries
Schedule 4
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Unaudited)

	PNM	TNMP	Corporate and Other	TXNM Consolidated
	(per diluted share)
Three Months Ended September 30, 2025
GAAP Net Earnings (Loss) Attributable to TXNM	$0.95	$0.38	$(0.11)	$1.22
Adjusting items, net of income tax effects:
Net change in unrealized (gains) losses on investment securities	0.02	—	—	0.02
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Regulatory disallowances	(0.01)	—	—	(0.01)
Merger related costs	0.01	0.08	0.01	0.10
Timing of statutory and effective tax rates on non-recurring items	—	—	(0.01)	(0.01)
Total Adjustments	0.03	0.08	—	0.11
Ongoing Earnings (Loss)	$0.98	$0.46	$(0.11)	$1.33
Average Diluted Shares Outstanding: 107,416,661

Nine Months Ended September 30, 2025
GAAP Net Earnings (Loss) Attributable to TXNM	$1.29	$0.85	$(0.51)	$1.63
Adjusting items, net of income tax effects:
Net change in unrealized (gains) losses on investment securities	(0.05)	—	—	(0.05)
Rate Case Settlement	0.01	—	—	0.01
Pension expense related to previously disposed of gas distribution business	0.02	—	—	0.02
Regulatory disallowances	(0.01)	—	—	(0.01)
Merger related costs	0.01	0.14	0.13	0.28
Timing of statutory and effective tax rates on non-recurring items	(0.01)	—	—	(0.01)
Total Adjustments	(0.03)	0.14	0.13	0.24
Ongoing Earnings (Loss)	$1.26	$0.99	$(0.38)	$1.87
Average Diluted Shares Outstanding: 99,041,745

TXNM Energy, Inc. and Subsidiaries
Schedule 5
Condensed Consolidated Statements of Earnings
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In thousands, except per share amounts)

Electric Operating Revenues	$733,290	$647,162	$1,786,826	$1,632,374
Operating Expenses:
Cost of energy	198,506	195,042	529,137	531,846
Administrative and general	68,871	68,445	200,652	205,205
Energy production costs	23,255	21,172	72,998	71,799
Depreciation and amortization	112,346	105,012	339,300	314,798
Transmission and distribution costs	28,226	27,167	79,490	79,133
Taxes other than income taxes	30,998	28,185	93,848	82,864
Total operating expenses	462,202	444,292	1,315,425	1,284,914
Operating income	271,088	202,870	471,401	347,460
Other Income and Deductions:
Interest income	6,114	6,496	13,860	14,615
Gains (losses) on investment securities	(9,890)	11,376	5,580	33,691
Other income	9,269	7,688	24,237	18,121
Other (deductions)	(5,145)	(3,028)	(10,042)	(11,767)
Net other income and deductions	348	22,532	33,635	54,660
Interest Charges	76,059	70,149	213,997	205,713
Earnings before Income Taxes	195,377	155,253	291,039	196,407
Income Taxes	27,376	18,949	39,643	21,293
Net Earnings	168,001	136,304	251,396	175,114
(Earnings) Attributable to Valencia Non-controlling Interest	(4,440)	(5,462)	(12,570)	(13,509)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)	(396)	(396)
Net Earnings Attributable to TXNM	$163,429	$130,710	$238,430	$161,209
Net Earnings Attributable to TXNM per Common Share:
Basic	$1.55	$1.22	$2.19	$1.63
Diluted	$1.50	$1.22	$2.15	$1.63
Dividends Declared per Common Share	$0.4225	$0.4075	$1.2675	$1.2225